***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and Rule 24b-2 of the
Securities Act of 1934, as amended.

Exhibit 10.9
SECOND ADDENDUM TO THE NIAGEN® SUPPLY AGREEMENT BETWEEN
NECTAR7 LLC AND CHROMADEX, INC.
This Second Addendum (the “Second Addendum”), effective and binding as of the last date of signing of this Second Addendum (“Second Addendum Effective Date”), is attached to and forms part of the SUPPLY AGREEMENT (the “Agreement”) dated August 28, 2015 and the First Addendum dated September 30, 2015, made by and between ChromaDex, Inc., a California corporation, having a principal place of business at 10005 Muirlands Blvd, Suite G, Irvine, CA 92618 (“Seller”) and Nectar7 LLC, a Delaware limited liability company, with principal offices located at 12526 High Bluff Drive, Suite 210, San Diego, CA 92130 (“Buyer”). To the extent that any of the terms or conditions contained in this Second Addendum may contradict or conflict with any of the terms or conditions of the Agreement or the First Addendum, it is expressly understood and agreed that the terms of this Second Addendum shall take precedence and supersede the Agreement and First Addendum.
RECITALS
WHEREAS, the parties desire to further amend the Agreement and First Addendum as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.
Amend the Definitions for “Excluded Field” and “Excluded Products” by replacing them in their entirety with the following definitions:

“Excluded Field” means the Doctor Channel, the Multi-Level Marketing Channel and the Direct Response Channel and the following retailers or their applicable operating affiliates (each a “Retailer”): Costco Wholesale Corporation (“Costco”), Wal-Mart Stores, Inc. (“Walmart”), Walgreens Boots Alliance, Inc. (“Walgreens”), Meijer, Inc. (“Meijer”), Shopko Stores Operating Co., LLC (“Shopko”), Publix Super Market’s, Inc. (“Publix”), Ahold U.S.A., Inc. (“Ahold”), QVC, Inc. (“QVC”), eVine Live, Inc. (“eVine”), HSNi, LLC (“HSN”), Target Corporation (“Target”), but excluding CVS locations in Target Stores, The Kroger Co. (“Krogers”), Wegmans Food Markets, Inc. (“Wegmans”), Ulta Salon, Cosmetics & Fragrance, Inc. (“Ulta”), Vitacost.com, Inc. (“VitaCost”), the “Doctor Channel” is defined herein as the sale of nutritional supplements through licensed healthcare practitioners. The “Multi-Level Marketing Channel” is defined herein as the sale of the Finished Products through a network of independent marketing representatives. The “Direct Response Channel” is defined here in as the marketing and advertising of the Finished Product through direct response television and radio advertisements of any length or format intended to reach one or more potential consumers asking such consumers to purchase from or respond directly to Buyer or Buyer’s agents via a website, telephone number or other medium to purchase the Finished Products. Additional channels may be added to this definition of “Excluded Field” at any time by the Seller, in its sole discretion, upon thirty (30) days prior written notice to Buyer.”

“Excluded Products” means topical skincare or cosmetics products, any and all dietary supplements in the form of an energy shot or a melt (melting or dissolvable tablet or delivery system), the combination of NIAGEN® with pterostilbene, the combination of NIAGEN® with Choline and/or Betaine and/or dimethylglycine (DMG) (all forms), unless the Finished Product is a multi-vitamin, and Finished Products with “Methyl Donor” claims. Seller may add additional products to this definition of “Excluded Products”, in its sole discretion, upon written notice to Buyer; provided, that, such added products do not impair the rights of Buyer to purchase the Product for the applications set forth on Exhibit B."

2.
Amend Section 2 of the Agreement by adding Section 2.3 which states the following:

“2.3
Right to Sell Limitation. For ninety (90) days from January 8, 2016, Buyer agrees not to have any discussions with retailers regarding Finished Products. As consideration for Buyer’s agreement, for one (1) year from the Second Addendum Effective Date, Buyer shall receive […***…] percent ([…***…]%) of revenue Seller generates from NIAGEN® sales to […***…].”
3.
Amend Exhibit B - Exclusivity Rights for Finished Products in the First Addendum, as they pertain to the Product Application for the combination of NIAGEN® and collagen. The Minimum Revenues/Obligations “Minimum Revenues” are amended in that the Minimum Revenue requirement for 2016 is $[…***…] instead of $[…***…].
4.
Amend Exhibit B - Exclusivity Rights for Finished Products, as it pertains to the Product Application for wound healing. The Minimum Revenues/Obligations “Minimum Revenues” are replaced in its entirety with the language set forth below and the Term increased from five (5) to ten (10) years.

***Confidential Treatment Requested

EXHIBIT B
Exclusivity Rights
Product	Product Application	Term	Exclusivity Area/Region	Minimum Revenues/Obligations “Minimum Revenues”

NIAGEN®
Finished Products for wound healing, including prevention and treatment, with the exception of cosmetics, prescription drugs and Over-the-Counter (OTC) therapeutic category subtopics: Acne; Dandruff; Seborrheic Dermatitis; Psoriasis; Skin Protectant; Sunscreen.

		Ten (10) years	The world
2016: Minimum Revenues are waived but Buyer must continue development and demonstrate proof of concept to the reasonable satisfaction of Seller by year end.
2017: Minimum Revenues are waived but Buyer must launch at least one (1) Finished Product containing the Product.
2018: Minimum Revenue of $[…***…]
2019: Minimum Revenue of $[…***…]
2020: Minimum Revenue of $[…***…]
2021: Minimum Revenue of $[…***…]
2022: Minimum Revenue of $[…***…]
2023: Minimum Revenue of $[…***…]
2024: Minimum Revenue of $[…***…]
2025: Minimum Revenue of $[…***…]

Every year thereafter shall be negotiated in good faith.

5.
Amend Exhibit B - Exclusivity Rights for Finished Products, as it pertains to the Product Application for Dietary Supplement in the form of a table or capsule. Indonesia shall be added as a country for exclusivity. The Exclusivity Area/Region shall include the language set forth below.

  ***Confidential Treatment Requested

EXHIBIT B
Exclusivity Rights

Product	Product Application	Term	Exclusivity Area/Region	Minimum Revenues/Obligations “Minimum Revenues”

NIAGEN®	Dietary Supplement in the form of a tablet or capsule	Seller launches product within 1 year of Effective Date in each country or loses exclusivity for that specific country	Philippines, Taiwan, Hong Kong (not all of China), Singapore, Indonesia
For 6 months from Second Addendum Effective Date, Minimum Revenues are waived but Buyer must launch at least one Finished Product containing the Product:

$[…***…] for Year 1 (Year 1 begins 6 month after the Effective Date)

$[…***…] for Year 2

$[…***…] for Year 3

$[…***…] for Year 4

$[…***…] for any single twelve (12) month period between the Second Addendum Effective Date and 2020.

6.
Amend Exhibit B - Exclusivity Rights for Finished Products, by adding a Product Application for pets. Buyer shall have exclusivity rights to sell Finished Products to pets, provided that there is also one (1) third party entitled to sell Finished Products within the Product Application for pets.

  ***Confidential Treatment Requested

EXHIBIT B
Exclusivity Rights

Product	Product Application	Term	Exclusivity Area/Region	Minimum Revenues/Obligations “Minimum Revenues”

NIAGEN®	Finished Products for pets, with the exception of one (1) third party who may also sell Finished Products within this Product Application	Three (3) years	The world	2016: Minimum Revenues of $[…***…] 2017: Minimum Revenues of $[…***…] 2018: Minimum Revenue of $[…***…] Every year thereafter shall be negotiated in good faith.

7.
Amend Exhibit B - Exclusivity Rights for Finished Products, as it pertains to the Product Application for sports hydration beverages to include energy drinks and waters, including vitamin waters.

  ***Confidential Treatment Requested

EXHIBIT B
Exclusivity Rights

Product	Product Application	Term	Exclusivity Area/Region	Minimum Revenues/Obligations “Minimum Revenues”

NIAGEN®	Sports hydration beverages, energy drinks, and waters, including vitamin waters all with a Nutrition Facts label and a net quantity contents greater than 2 oz.	1 Year	United States
Meet with 1 potential customer and have made meaningful progress toward deal to the reasonable satisfaction with Seller within 90 days of the Second Addendum Effective Date.

Exclusivity rights and obligation for each category will be negotiated in good faith upon signed supply deal.

8.
All other terms and conditions of the Agreement and First Addendum remain the same.

9.
This Second Addendum may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

IN WITNESS WHEREOF, the parties have executed this Second Addendum by their duly authorized representatives for good and valuable consideration.

CHROMADEX, INC.	NECTAR7 LLC

By: /s/ Troy Rhonemus Name: Troy Rhonemus Title: COO Date: 1/28/2016	By: /s/ David D’Arcangelo Name: David D’Arcangelo Title: Manager Date: 1/28/16